SECURITIES PURCHASE AGREEMENT


      SECURITIES PURCHASE AGREEMENT, made and entered into as of this ____ day of June, 2005 (the "Agreement"), by and between Xechem International, Inc., a New Jersey corporation ("Xechem") and CepTor Corporation, a Delaware corporation (the "Company").

                                   WITNESSETH:

      WHEREAS, the parties entered into the CepTor Agreement on March 31, 2004 (the "Original Agreement") to provide a mechanism for among other things, facilitating the independent financing of the Company, and a means of liquidity for Xechem.

      WHEREAS, the parties entered into a First Amendment to the CepTor Agreement in April 2004 (the "First Amendment") in order to further the purposes of the Original Agreement by adding to and modifying certain terms and provisions of the Original Agreement.

      WHEREAS, the parties entered into a Second Amendment to the CepTor Agreement on December 9, 2004 ( the "Second Amendment" and together with the Original Agreement and the First Amendment, the "Agreements") in order to further amend the Original Agreement and the First Amendment.

      WHEREAS, in accordance with the foregoing, Xechem desires to cancel the Agreements and to sell to the Company, and the Company desires to purchase, all upon the terms and subject to the conditions set forth in this Agreement, 2,886,563 shares of the Company's common stock, par value $.0001 per share (the "Common Stock", and such shares, the "Shares").

      Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreements.

      NOW THEREFORE, in consideration of the premises and covenants contained herein, the parties agree as follows:

            1. Sale of Stock.

                  1.1 Xechem hereby sells, and the Company hereby purchases, the Shares.

                  1.2 From time to time, Xechem hereby agrees to execute and deliver any such certificates, instruments or documents, and to do and perform such other further acts as shall be deemed necessary, in order to effect the transfer of the Shares pursuant to this Agreement.

                  1.3 The aggregate purchase price for the Shares shall be Two Million Three Hundred Nine Thousand Two Hundred Fifty Dollars and Forty Cents ($2,309,250.40) in cash, plus other good and valuable consideration (the "Purchase Price") payable by wire transfer to Xechem pursuant to the wire transfer instructions set forth in Exhibit A hereto.

            2. Representations and Warranties of Xechem. Xechem represents and warrants to the Company as follows:

                  2.1 Ownership of Shares. Except as set forth on Schedule 2.1 hereto, the Shares are solely owned by Xechem, validly issued, fully paid and non-assessable and are free and clear of any items and all liens, encumbrances, claims, charges and assessments and subject to no options, agreements, or restrictions with respect to transferability.

                  2.2 Organization and Authorization. Xechem is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power, legal capacity and authority to enter into this Agreement, and to assume and perform its obligations hereunder. This Agreement when duly executed and delivered by Xechem will constitute a legal, valid and binding obligation of Xechem, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

                  2.3 Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to Xechem in order to constitute this Agreement as a valid, binding and enforceable obligation of Xechem in accordance with its terms.

                  2.4 No Conflicts; Absence of Default. Neither the execution, delivery and performance of this Agreement by Xechem, nor the consummation by Xechem of the transactions contemplated hereby and thereby, nor compliance by Xechem with the provisions hereof and thereof will (i) conflict with or violate Xechem's Certificate of Incorporation or Bylaws or (ii) conflict with or violate any law, administrative regulation or rule or court order, writ judgment or decree applicable to Xechem or (iii) breach, conflict with, violate or cause a default under any material contract, license or agreement, permit, instrument or obligation to which Xechem or any of its assets is or may be bound. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of Xechem to execute and deliver this Agreement and to consummate the transactions contemplated hereunder.

                  2.5 Solvency. After giving effect to the transactions contemplated by this Agreement, and subject to currently contemplated financing, Xechem will be solvent. Xechem will not fail to be solvent as a result of the execution and delivery of this Agreement or any of the other agreements, documents or instruments to which it is a party or as a result of the transactions contemplated hereunder.

                  2.6 Representations and Warranties of the Company. The Company represents and warrants that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder. This Agreement when duly executed and delivered by the Company will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited


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

by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

            3. Covenants of Xechem. (a) Xechem hereby agrees that it shall only sell the 500,000 shares that it holds on the date hereof after the closing of the transactions contemplated hereby (the "Remaining Shares"), which Remaining Shares are being registered pursuant to the Company's registration statement on Form SB-2 (the "Registration Statement"), pursuant to the terms of this Section 3.

                  (b) Xechem agrees that, notwithstanding the effectiveness of the Registration Statement, Xechem shall only sell the Remaining Shares in such quantities and at such times as would be permissible if such shares were not registered and were still subject to the restrictions of Rule 144, assuming that the one year holding period for the shares owned by Xechem were satisfied as of the date of the effectiveness of the registration statement, if declared effective prior to the first anniversary of the acquisition of those shares by Xechem (to ensure that it could sell registered shares before the actual first anniversary).

            4. Termination of Agreements. The Agreements are hereby terminated.

            5. Surrender of Options. As additional consideration for the Shares, William Pursley, the Company's Chief Executive Officer, hereby agrees, at the direction of Xechem, to surrender his options to purchase 43,000,000 shares of the common stock, par value $ .00001 per share, of Xechem.

            6. General Provisions.

                  6.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto.

                  6.2 Waiver. Any failure by Xechem or the Company to enforce any rights hereunder shall not be deemed a waiver of such rights.

                  6.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles.

                  6.4 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Xechem and the Company and their respective successors and assigns.

                  6.5 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.


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

                  6.6 Headings. The headings or captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


                           [SIGNATURE PAGE TO FOLLOW]


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

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                     XECHEM:

                                     XECHEM INTERNATIONAL, INC.


                                     By:___________________________
                                        Name:
                                        Title:


                                    COMPANY:

                                    CEPTOR CORPORATION



                                    By:___________________________
                                       Name:
                                       Title:


As to Sections 4 and 5 only:


------------------------
William Pursley


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